SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  December 21, 1999


                               GS TELECOM LIMITED
             (Exact name of registrant as specified in its charter)


     COLORADO                  0-13313                       36-3296861
(State or other               (Commission                   (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)



C/O 10200 W. 44TH AVE., #400, WHEAT RIDGE, CO                 80033
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code 011-44-171-587-3687

Item 1.  CHANGES IN CONTROL OF REGISTRANT
                  None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

            The Board of Directors of GS Telecom Limited announce that on November 17, 1999, they signed and concluded an Agreement with Meronvine Limited, a company incorporated in the UK, for the sale to Meronvine by the Company of its ownership of GST Limited of the Isle of Man. The two wholly owned subsidiaries of that company; Guardian Smart Systems Limited and Total Energy Controls (Commercial) Limited are included in the Sale. None of these latter companies have any active operations at this time.

             The financial result of this Sale, is that the assets and liabilities of the UK operations, effective from the second quarter of the 2000 fiscal year, will no longer be consolidated with those of the Company, with the attendant improvement in the debt and equity position of the Company in future financial reports. The financial effect of this sale is that net liabilities are reduced by approximately $800,000.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4.  CHANGES IN ACCOUNTANTS

                  None.

Item 5.  OTHER EVENTS

                  None.

Item 6. BOARD OF DIRECTORS

     The Board announce it has accepted the resignation of Mr. D. Andrew Castle effective from November 24, 1999.

Item 7.  FINANCIAL STATEMENTS PRO FORMA FINANCIAL & EXHIBITS

                   None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 1999                  GS TELECOM LIMITED


                                         By: /s/ C. Gervaise-Brazier
                                             -----------------------------------
                                             Mr. C. Gervaise-Brazier
                                             President & Chief Executive Officer


GS Telecom, Ltd. is not affiliated in any way with GST Telecommunications, Inc. or GST Telecom, Inc.